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                                                                    Exhibit 99.3


                                [OBJECT OMITTED]


             800 TRAVEL SYSTEMS ELECTS VINCE VITTI AND ANTOINE TOFFA
                              TO BOARD OF DIRECTORS


TAMPA, FL, JULY 17, 2000 - 800 TRAVEL SYSTEMS, INC. (NASDAQ: IFLY, IFLYW), a leading provider of travel-related products and services through its website www.LowAirfare.com and call centers, today announced the election of Vince Vitti and Antoine Toffa to the Board of Directors, bringing the total number of directors to seven.

Mr. Vitti, 56, is President and founder of VTS Travel Enterprises, the 10th largest travel agency in the U.S., specializing in corporate travel. Mr. Vitti has a broad business and information systems background, with previous positions at Technicon Corporation, International Food Services, and Citibank and Citicorp Travel Services Division. In 1980, he purchased the travel division of Citibank (City Travel), which today is VTS Travel. Mr. Vitti has been named one of the "Top 25 Most Influential Executives in the Travel Industry" by Business Travel News.

Mr. Toffa, 35, has been involved with interactive media and the Internet since 1987, and was named "Person of the Year 1999" by Interactive Travel Report for his leadership, innovation and overall contribution to the online travel industry. Mr. Toffa was the founder and CEO of Trip.com, a leading online travel site, which he sold to Galileo International, Inc. (NYSE: GLC). Recently, he co-founded TamTam.com, an online marketplace where the international community trades products, services, and ideas. Previously, Mr. Toffa was General Manager of Product Development for US West Interactive Services and served as a consultant to numerous Fortune 100 companies.

Peter Sontag, CEO of 800 Travel Systems, commented, "Both Vince and Antoine bring extensive online and travel industry experience to the Board. I am delighted that they are a part of the Board and am confident that they will greatly assist 800 Travel Systems in our pursuit of our e-commerce goals. Their knowledge and expertise are widely acclaimed in the industry and the Company will benefit from their insight and guidance."

ABOUT 800 TRAVEL SYSTEMS
800 Travel Systems is a leading provider of low-priced travel related products and services through its nationally recognized http://www.LowAirfare.com web site and through its easy to remember toll free numbers "800-LOW-AIR FARE" (800-569-2473) AND "800-FLY-4-LESS" (800-359-4537). A distinguishing feature of the www.LowAirfare.com web site is its ability to connect live reservation agents directly with on-line travel consumers in an instant messaging format that allows consumers to book air travel, on-line, in real time. 800 Travel Systems is headquartered in Tampa, Florida and employs more than 350 people, combined, in the Company's 33,000 square-foot data communications center in Tampa and a similar center in San Diego, California.




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FORWARD-LOOKING AND CAUTIONARY STATEMENTS:
This press release contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This press release may include forward-looking statements that do not refer strictly to historical results or actions, which although believed to be reasonable, are inherently uncertain and difficult to predict. Such statements are subject to certain risks and uncertainties inherent in 800 Travel Systems' business and investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected as a result of various factors as set forth from time to time in the Company's filings with the SEC including its recently filed form 10-KSB for the year ended December 31, 1999. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


      INVESTOR RELATIONS:                         PUBLIC RELATIONS:
      Lisa Lettieri                               Rod Caborn
      Lippert/Heilshorn & Associates              YP&B
      (212) 838-3777                              (407) 875-1111
      lisa@lhai.com                               rod_caborn@ypb.com
      www.lhai.com                                www.ypb.com


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